Exhibit 107

Calculation of Filing Fee Tables

FORM S-8

(Form Type)

ULTRAGENYX PHARMACEUTICAL INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, $0.001 par value per share	Rule 457(c) and Rule 457(h)	3,000,000	$21.84	$65,520,000	0.0001381	$9,048.31
2	Equity	Common stock, $0.001 par value per share	Rule 457(c) and Rule 457(h)	400,000	$21.84	$8,736,000	0.0001381	$1,206.44
	Total Offering Amounts					$74,256,000		$10,254.75
	Total Fee Offsets							—
	Net Fee Due							$10,254.75

1.
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (this “Registration Statement”) shall also cover any additional shares of common stock, par value $0.001 per share (the “Common Stock”), of Ultragenyx Pharmaceutical Inc. (the “Registrant”) that become issuable under the Ultragenyx Pharmaceutical Inc. 2023 Incentive Plan (as amended and restated, the “2023 Plan”). The “Amount Registered” represents 3,000,000 shares of Common Stock authorized for issuance under the 2023 Plan. The “Proposed Maximum Offering Price Per Unit” and “Maximum Aggregate Offering Price” are estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act, and are based on the average of the high and low sale prices of the Common Stock, as quoted on The Nasdaq Global Select Market, on June 8, 2026.
2.
Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional shares of Common Stock that become issuable under the Ultragenyx Pharmaceutical Inc. Employment Inducement Plan (as amended, the “Inducement Plan”). The “Amount Registered” represents 400,000 shares of Common Stock authorized for issuance under the Inducement Plan. The “Proposed Maximum Offering Price Per Unit” and “Maximum Aggregate Offering Price” are estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act, and are based on the average of the high and low sale prices of the Common Stock, as quoted on The Nasdaq Global Select Market, on June 8, 2026.